REVISED AS OF MARCH 21, 2000


                                     BY-LAWS

                                       of

                       FRANKLIN FLOATING RATE MASTER TRUST

                            A Delaware Business Trust

                                    ARTICLE I
                                     OFFICES

      Section 1. PRINCIPAL OFFICE. The principal executive office of Franklin Floating Rate Master Trust (the "Trust") shall be 777 Mariners Island
Boulevard, San Mateo, California. The board of trustees (the "Board") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.

      Section 2. OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II
                               MEETINGS OF HOLDERS


      Section 1. PLACE OF MEETINGS. Meetings of Holders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Holders' meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term "Holder" or "Shareholder" shall mean a record owner of outstanding shares of beneficial interest in the Trust.

      Section 2. CALL OF MEETING. A meeting of the Holders may be called at any time by the Board, by the chairperson of the Board or by the president for the purpose of electing trustees as provided in these Bylaws or for the purpose of taking action upon any other matter deemed by the Board to be necessary or desirable. If the Trust is required under the Investment Company Act of 1940, as amended (the "1940 Act"), to hold a Holders' meeting to elect trustees, the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act.

      Section 3. NOTICE OF HOLDERS' MEETING. All notices of meetings of Holders shall be sent or otherwise given in accordance with Section 4 of this
Article II not less than seven (7) nor more than ninety-three (93) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

      Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Holders shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Holder at the address of that Holder appearing on the books of the Trust or its transfer agent or given by the Holder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Holder by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.

      If any notice addressed to a Holder at the address of that Holder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Holder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Holder on written demand of the Holder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

      An affidavit of the mailing or other means of giving any notice of any Holders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 5. ADJOURNED MEETING; NOTICE. Any Holders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Holders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Holders' meeting prior to adjournment.

      When any Holders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Holder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

      Section 6. VOTING. The Holders entitled to vote at any meeting of Holders shall be determined in accordance with the provisions of these Bylaws, as in effect at such time. The Holders' vote may be by voice vote or by ballot; PROVIDED, HOWEVER, that any election of trustees must be by ballot if demanded by any Holder before the voting has begun. On any matter other than elections of trustees, any Holder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the Holder fails to specify the number of shares which the Holder is voting affirmatively, it will be conclusively presumed that the Holder's approving vote is with respect to the total shares that the Holder is entitled to vote on such proposal.

      Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Holders' meeting. Abstentions and broker non-votes will be treated as votes present at a Holders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

      Section 7. QUORUM. Except when a larger quorum is required by applicable law, the Agreement and Declaration of Trust of the Trust, as amended or restated (the "Declaration of Trust"), or these By-Laws, thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Trust present in person or represented by proxy and entitled to vote at a Holders' meeting shall constitute a quorum at such meeting. When a separate vote by one or more series or classes of shares of the Trust is required, thirty-three and one-third percent (33-1/3%) of the outstanding shares of each such series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Holders' meeting of such series or class.


      Section 8. WAIVER OF NOTICE BY CONSENT OF ABSENT HOLDERS. The transactions of a meeting of Holders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Holder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Holder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      Section 9. PROXIES. Every Holder entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Holder and filed with the secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this
Section 9. A proxy shall be deemed signed if the Holder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Holder or the Holder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Holder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Holder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Holder is received by the Trust before the proxy's vote is counted; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

      With respect to any Holders' meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Holder's authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

      Section 10. HOLDER ACTION BY WRITTEN CONSENT. Any action that may be taken at any meeting of Holders may be taken without a meeting as provided in the Declaration of Trust. Any Holder giving a written consent without a meeting, the Holder's proxy holders, a transferee of the shares of the Trust (prior to the record date), a personal representative of the Holder or its respective proxy holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

      If the consents of all Holders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Holders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Holders. This notice shall be given in the manner specified in these By-Laws.

      Section 11. RECORD DATES. For purposes of determining the Holders entitled to notice of any meeting, to vote at any meeting, or to give consent to action without a meeting, the Board may fix in advance a record date that shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting.

      If the Board does not so fix a record date:

      (a) The record date for determining Holders entitled to notice of or to vote at a meeting of Holders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

      (b) The record date for determining Holders entitled to give consent to action in writing without a meeting, (i) when no related prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when related prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such related prior action or the seventy-fifth (75th) day before the date of the action that is the subject of the written consent in lieu of a meeting, whichever is later.

      For the purpose of determining the Holders of any series or class who are entitled to receive payment of any dividend or of any other distribution, the Board may from time to time fix a date, that shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Holders of such series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board from setting different record dates for different series or classes.

      Section 12. INSPECTORS OF ELECTION. Before any meeting of Holders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any Holder or a Holder's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any Holder or a Holder's proxy shall, appoint a person to fill the vacancy.

      The inspector shall:

      (a) determine the number of shares of the Trust and of each series and class of the Trust that are outstanding and the voting power of each, the shares of the Trust and of each series and class of the Trust represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

      (b)   receive votes, ballots or consents;

      (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

      (d)   count and tabulate all votes or consents;

      (e)   determine when the polls shall close;

      (f)   determine the result of voting or consents; and

      (g) do any other acts that may be proper to conduct the election or vote with fairness to all Holders.

                                   ARTICLE III
                                    TRUSTEES

      Section 1. NUMBER, ELECTION AND TENURE. The number of trustees constituting the Board may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board, provided, however, that the number of trustees shall in no event be less than one (1) nor more than fifteen (15). The Board, by action of a majority of the then trustees at a duly constituted meeting, may remove any trustee with or without cause. A meeting of Holders for the purpose of electing one or more trustees may be called by the Board or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Holders. Holders shall have the power to remove a trustee only to the extent provided by the Declaration of Trust and the 1940 Act and the rules and regulations thereunder. A meeting of Holders for the purpose of electing or removing one or more trustees may be called (i) by the trustees upon their own vote, or (ii) upon the demand of Holders owning 10% or more of the shares of the Trust in the aggregate.

      Each trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Holders called for the purpose of electing trustees and until the election and qualification of his or her successor. Any trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no trustee that resigns or is removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

      Section 2. POWERS. Subject to the applicable provisions of the Declaration of Trust and these By-Laws relating to action required to be approved by the Holders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board.

      Section 3. VACANCIES. Vacancies in the Board may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board calls a meeting of Holders for the purpose of filling such vacancies. Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the 1940 Act ("Rule 12b-1"), then the selection and nomination of the trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act (such trustees are referred to herein as "disinterested trustees"), shall be, and is, committed to the discretion of the disinterested trustees remaining in office. In the event of the death, resignation, removal, declaration as bankrupt or incapacity of all of the then trustees, the Trust's investment adviser or advisers is or are, as the case may be, empowered to appoint new trustees subject to the provisions of the 1940 Act and particularly Section 16(a) thereof. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board.

      Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another, and all such trustees shall be deemed to be present in person at such meeting.

      Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

      Section 6. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the president, any vice president, the secretary or any trustee.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each trustee at that trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the trustee or to a person at the office of the trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

      Section 7. QUORUM. A majority of the authorized number of trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 9 and 10 of this Article III. Every act or decision done or made by a majority of the trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust, the 1940 Act and the rules and regulations thereunder. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting and, when required by the 1940 Act, the rules or regulations thereunder or the Declaration of Trust, a majority of the disinterested trustees.

      Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

      Section 9. ADJOURNMENT. A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

      Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the trustees who were present at the time of the adjournment.

      Section 11. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 11 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

                                   ARTICLE IV
                                   COMMITTEES

      Section 1. COMMITTEES OF TRUSTEES. The Board may, by resolution adopted by a majority of the authorized number of trustees, designate one or more committees, each consisting of two (2) or more trustees, to serve at the pleasure of the Board. The Board may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

      (a) the approval of any action which under the Declaration of Trust or applicable law also requires Holders' approval or requires approval by a majority of the entire Board or certain members of the Board;

      (b) the filling of vacancies on the Board or in any committee;

      (c) the fixing of compensation of the trustees for serving on the Board or on any committee;

      (d) the amendment or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

      (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; or

      (f) the appointment of any other committees of the Board or the members of these committees.

      Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

      Section 1. OFFICERS. The officers of the Trust shall be a chairperson of the Board, a president and chief executive officer, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person, except the offices of president and vice president.

      Section 2. ELECTION OF OFFICERS. The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

      Section 3. SUBORDINATE OFFICERS. The Board may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

      Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

      Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

      Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

      Section 6. CHAIRPERSON OF THE BOARD. The chairperson of the Board shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board or prescribed by these By-Laws. The chairperson of the Board shall be a member EX OFFICIO of all standing committees. In the absence, resignation, disability or death of the president, the chairperson shall exercise all the powers and perform all the duties of the president until his or her return, such disability shall be removed or a new president shall have been elected.

      Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson of the Board, the president shall be the chief executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairperson of the Board, he shall preside at all meetings of the Holders and at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

      Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the chairperson of the Board.

      Section 9. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of trustees, committees of trustees and Holders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees' meetings or committee meetings, the number of shares of the Trust, and, if any, of each series and class of shares of the Trust, that are present or represented at Holders' meetings, and the proceedings.

      The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Holders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give or cause to be given notice of all meetings of the Holders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

      Section 10. TREASURER. The treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and its series of shares, if any, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

      The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. He shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president and trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

      Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

      Section 2. ACTIONS OTHER THAN BY TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

      Section 3. ACTIONS BY TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

      Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Trust.

      No indemnification shall be made under Sections 2 or 3 of this Article:

      (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

      (b) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

      (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in
Section 6 of this Article is obtained.

      Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board, including a majority who are disinterested trustees and not parties to such proceeding, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

      Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

      (a) A majority vote of a quorum consisting of trustees who are not parties to the proceeding and are disinterested trustees; or

      (b) A written opinion by an independent legal counsel.

      Section 7. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested trustees who are not parties to such proceeding, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

      Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

      Section 9.  LIMITATIONS.  No  indemnification  or advance  shall be made
under  this  Article,   except  as  provided  in  Sections  5  or  6,  in  any
circumstances where it appears:

      (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Holders, or an agreement which prohibits or otherwise limits indemnification that was in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid; or

      (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      Section 10. INSURANCE. Upon and in the event of a determination by the Board to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that the Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

      Section 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

      Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its Holders, providing the names and addresses of all Holders and the number, series and classes of shares held by each Holder.

      Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended from time to time, which shall be open to inspection by the Holders at all reasonable times during office hours.

      Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Holders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes, accounting books and records shall be open to inspection upon the written demand of any Holder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a Holder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

      Section 4. INSPECTION BY TRUSTEES. Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII
                                    DIVIDENDS

      Section 1. DECLARATION OF DIVIDENDS. Dividends upon the shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust, subject to the provisions of the Declaration of Trust, if any.

      Section 2. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                 GENERAL MATTERS

      Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

      Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a Holder upon his request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the chairperson of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the Holders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

      Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

      Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairperson of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

      Section 6. TRANSFER OF SHARES. Shares of the Trust shall be transferable only on the record books of the Trust by the Person in whose name such shares are registered, or by his or her duly authorized attorney or representative, subject to the provisions of the Declaration of Trust, if any. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

      Section 7. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any share or shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

      Section 8. FISCAL YEAR. The fiscal year of the Trust and each series thereof shall end on the last day of July each year. The fiscal year of the Trust or any series thereof may be refixed or changed from time to time by resolution of the Board. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

                                    ARTICLE X
                                   AMENDMENTS

      Section 1. AMENDMENT. These By-laws may be restated and/or amended at any time, without the approval of the Holders, by an instrument in writing signed by, or a resolution of, a majority of the then Board, subject to the provisions of the Declaration of Trust.